Exhibit 10.3

DISCRETIONARY CREDIT DEMAND NOTE

$250,000	Minneapolis, Minnesota April 16, 2004

                FOR VALUE RECEIVED, MEDICAL CV, INC., a Minnesota corporation (the “Borrower”) promises to pay ON DEMAND to the order of PKM PROPERTIES, LLC, a Minnesota limited liability company (the “Lender”) at its office in Minneapolis, Minnesota or at such other place as may be designated from time to time by the holder hereof, in lawful money of the United States of America, the principal sum of Two Hundred Fifty Thousand Dollars ($250,000) or so much thereof as has been advanced by the Lender to or for the benefit of the Borrower pursuant to that certain April 2004 Discretionary Credit Agreement, dated as of April 16, 2004, as amended from time to time, between the Borrower and the Lender (the “Agreement”) and remains unpaid, together with interest on the unpaid principal balance hereof from the date hereof until this Note is fully paid, at an annual rate of interest, calculated on the basis of actual number of days elapsed in a 360 day year, that shall at all times be equal to the Interest Rate, as provided in the Agreement, each change in the interest rate herein to become effective on the day the corresponding change in the Interest Rate becomes effective.

ALL SUMS DUE UNDER THIS NOTE ARE DUE AND PAYABLE IMMEDIATELY UPON DEMAND.  Until a demand is made, this Note is payable as follows:   the principal of this Note and all accrued interest shall be due and payable on or before May 26, 2004.  Payments hereunder shall be applied first to the payment of accrued interest and then to the reduction of principal.  The Borrower may prepay at any time and from time to time, all or any portion of the balance from time to time remaining on this Note, without penalty or premium.

                This Note is secured by the May Security Agreement referred to in the Agreement, and is issued pursuant to and is subject to the Agreement.

                The Borrower agrees to pay all costs of collection, including attorneys’ fees, in the event this Note is not paid when due.  This Note is being delivered in, and shall be governed by, the laws of the State of Minnesota.  Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

.	MEDICAL CV, INC

	By:	/s/ Blair P. Mowery
	Its:	President